CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Maturity Government Fund in the John Hancock Income Funds' Prospectus and "Independent Auditors" and "Financial Statements" in the combined John Hancock government Income fund Class A and Class B Shares/ John Hancock High Yield Bond Fund Class A, Class B and Class C Shares Statement of Additional Information and in the John Hancock Intermediate Maturity Government Fund Class A and Class B Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 40 to Registration Statement (Form N-1A No. 2-66906) of our reports dated July 11, 1997 on the financial statements and financial highlights of the John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Maturity Government Fund.



                                                            /s/ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP

Boston, Massachusetts
February 13, 1998